CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this amended Registration Statement on Form S-11, of our report dated May 20,2011, of Medical Hospitality Group, Inc (a development stage company) relating to the financial statements as of March 31, 2011 and for the period from January 18, 2011 (Inception) to March 31, 2011.

We consent to the reference to our firm under caption “Experts” in this amended Registration Statement.

/s/ Chapman, Hext & Co., P.C.

Chapman, Hext & Co., P.C.

Richardson, Texas

December 22, 2011